UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, The Knot, Inc. (the “Company”) entered into an agreement with Armando Cardenas-Nolazco, its Chief Technology Officer, whereby, among other things, Mr. Cardenas-Nolazco confirmed his resignation from the Company effective February 29, 2008 and agreed to provide consulting services to the Company. The Company had previously announced Mr. Cardenas-Nolazco’s intention to resign. Under the agreement, Mr. Cardenas-Nolazco will provide consulting services to the Company on an as-needed basis for six months following his resignation and the Company will pay Mr. Cardenas-Nolazco an aggregate amount of $110,250 in semi-monthly installments during that period. The payments will be made to Mr. Cardenas-Nolazco regardless of the amount of consulting services he provides to the Company, if any, but only so long as he complies with the confidentiality and other obligations contained in the agreement.

The description of the agreement above is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this report as Exhibit 10.1, and is incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

10.1	Letter Agreement between The Knot, Inc. and Armando Cardenas-Nolazco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: February 29, 2008	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer

EXHIBIT INDEX

10.1	Letter Agreement between The Knot, Inc. and Armando Cardenas-Nolazco.